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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated August 14, 1996, relating to the financial statements of Empire Energy Corporation and our report dated October 9, 1996, relating to the financial statements of Synergy Group Incorporated, all of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             BAIRD, KURTZ & DOBSON

Springfield, Missouri
October 9, 1996